Exhibit 23.1

Connolly, Grady & Cha, P.C.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 filed with the Securities and Exchange Commission of our report dated April 27, 2017 on the financial statements of Oxys Corporation. We also consent to the references to us under the heading "Experts" in this Registration Statement on Form S-1.

/s/ Connolly, Grady & Chia, P.C.

Philadelphia, Pennsylvania

Member of the American Institute of Certified Public Accountants,

Public Company Accounting Oversight Board, and Pennsylvania Institute of Certified Public Accountants

1608 Walnut Street, Suite 1703, Philadelphia, PA 19103 • (215) 735-4580 • Fax (215) 735-4584 • www.cgcpc.com